PROJECT JADE: SPECIAL COMMITTEE DISCUSSION MATERIALS
November 21, 2010
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Exhibit (c)(9)

Confidential
RETURN OF CAPITAL ANALYSIS FRAMEWORK
Cash Position Today
Future Cash Flow Profile
Optimal Balance Sheet /
Capital Structure
Timing
Return Of Capital
Cost And Risk Of Having
Less Cash / Financial
Flexibility
Consistent With
Shareholder Value-Creation
Mechanism
Amount

Confidential
RETURN OF CAPITAL ALTERNATIVES
Jade will have over $365MM in cash on hand at FYE 2010 and an undrawn credit facility of $200MM
(1)
The Current Plan contemplates significant free cash flow generation even after capital expenditures and increases in
SG&A related to infrastructure improvements
–
Free cash flow growing from $139MM in FY2011E to $308MM in FY2015E
–
Cash balance grows from $367MM at FYE2010 to $1.5Bn at FYE2015
–
No draw on credit facility through FYE 2015
Current Plan also contemplates a deceleration of EPS growth from ~20% to low to mid teens growth
Jade could return capital to shareholders without meaningfully increasing financial risk or altering the investment and growth plan contemplated by the Current Plan
–
Return a portion of excess cash and future free cash flow without debt incurrence
•
Target $400MM - $500MM minimum cash balance under stress scenarios
•
No impact to credit profile or credit rating
–
Create value for shareholders by distributing inefficient balance sheet cash while continuing to execute against a robust growth plan
–
Combination of a dividend and buyback would be attractive to both Company and shareholders
•
Target 1.5-2.0% current dividend yield – approximately $36MM in 2011
Based on current cash of roughly $365MM at year end, Jade has 10 years of dividends without any addition to cash from operations assuming no increase in dividend
•
$200MM buyback
Accelerated buyback near-term
Broad authorization for longer-term purchases
Note: (1) Based on 11/17/2010 Jade Management projections. Subject to availability under borrowing bases

Confidential
DIVIDEND – BENEFITS AND CONSIDERATIONS
Pro Rata to all shareholders
–
No investment decision
CEO liquidity with no ownership change
–
At 1.5% yield, CEO would receive $1.9MM in 2011
No transaction risk
–
Board declaration, no market risk
Low cost
–
No broker, no share price judgment
Bullish signal about financial strength and confidence in
future cash flow and still have ample cash to fully invest in the business
Earnings neutral and value accretive given Company earns
less than 25bps on cash balance
Once initiated, becomes a shareholder expectation
–
Historically, when dividends have been suspended in the
sector it has been broad based (i.e. 2008 – 2009)
–
Currently have 10 years of dividends (without increase) in
current cash without accounting for future free cash flow
Signals management is not able to invest the cash in a
timely manner or at an acceptable rate of return
Limits future financial flexibility
No clear evidence that dividend payers in retail trade at a
premium multiple
Jade growth oriented investors likely to be concerned
Neutral to EPS vs. accretive share repurchases
Benefits Considerations

Confidential
BUYBACK – BENEFITS AND CONSIDERATIONS
Given current interest rate on cash (< 25bps), accretive to
EPS
Allows shareholders to decide if they want a return of capital, not necessarily pro rata
Provides flexibility; not a firm commitment to buy shares vs. a dividend, which is a commitment to distribute cash
Signal that Company and management believe the stock is
undervalued; generally viewed as bullish
Requires a transaction, so there is some execution risk
–
Company needs to make a price decision
Requires shareholders to make an investment decision
May reward exiting shareholders if done at a premium to
market or if price falls after a repurchase
CEO participation necessary to avoid increase in his
ownership
–
More difficult to ensure if repurchase is done in open
market over time
Depending on timing of repurchases, accretive in buyback
year, but results in slower EPS growth thereafter
What is the best share buyback mechanism?
–
Authorization
–
Accelerated share repurchase (ASR)
–
Tender at fixed price
–
Dutch auction
Benefits Considerations

Confidential
SHARE BUYBACK MECHANISMS
Mechanism Description
ACCELERATED
SHARE
REPURCHASE
Forward contract entered
into where Company
purchases shares at a fixed
purchase price from a
broker dealer
Guarantees certain number of shares at announcement – element of certainty
Higher cost in terms of buyback price and effective fees, so lower return on investment
Ensuring CEO participation more complicated
May have limits on volume depending on appetite of broker-dealer
Impact of hedging or trading activity by broker-dealer
TENDER
Fixed price for up to a fixed
number of shares
No assurance that any shares will be repurchased
Likely requires a premium to market
Can be done in greater volume and at the same time vs. open market authorization
Know your price vs. Dutch Auction
Need CEO to commit to tender pro rata, otherwise his ownership increases
Typically used for larger size and when there is a competing transaction
More transparent for shareholders, perceived to be more fair than open market or ASR
DUTCH AUCTION Fixed share amount and at
a range of prices with a final
fixed price for all shares set
by the market
No assurance that any shares will be repurchased
Likely requires a premium to market
Don’t know price until expiration date
Heavier burden on Company for execution
Typically used when there is a competing transaction
Some benefit to market determining the price
More transparent for shareholders, perceived to be more fair than open market or ASR
AUTHORIZATION
Fixed dollar amount
Shares bought over time
and in open market
purchases as determined
by Company and
management
No assurance that any shares will be repurchased
Usually done at market prices
Volume subject to SEC regulations (1)
Lowest reward from the market
Need CEO participation to avoid increase in his ownership
Considerations
Note: (1) Rule 10b-18 states that repurchases on any single day may not exceed 25% of the security's four-week average daily trading volume.  Jade’s four-week average daily trading volume is currently 3.0MM shares

Confidential
CURRENT PLAN: FINANCIAL SUMMARY
Source: 11/17/2010 Jade Management projections. Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case.  Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility. Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of
$200MM can be expanded to $250MM
Note: (1) Assumes rent grows at same rate as EBITDA for projected years. Rent expense capitalized at 8.0x for calculation of adjusted debt
(US$ in MM, except per share amounts)
(1)
(1)
Fiscal Year FY2010E FY2011E FY2012E FY2013E FY2014E FY2015E
EBITDA $281 $326 $372 $423 $478 $535
Stock Based Compensation 11 15 20 21 21 21
Changes in Inventory (29) (11) (30) (34) (36) (38)
Capex (55) (90) (103) (69) (69) (67)
Interest, Taxes and Other (137) (102) (88) (103) (122) (142)
Free Cash Flow $72 $139 $170 $237 $272 $308
Ending Cash Balance $367 $506 $676 $913 $1,184 $1,492
Cash Per Share $5.57 $7.63 $10.01 $13.28 $16.94 $20.99
Revolver Facility Size 200 200 200 200 200 200
Key Statistics
EPS $2.07 $2.43 $2.72 $3.09 $3.48 $3.89
% Growth 17.1% 12.2% 13.4% 12.7% 11.7%
Debt / EBITDA 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x
Adjusted Debt / EBITDAR 2.0x 2.0x 2.0x 2.0x 2.0x 2.0x
EBITDA / Interest 157.9x 326.3x 371.6x 422.9x 477.9x 534.7x
EBITDA / (Interest + Rent Expense) 4.0x 4.0x 4.0x 4.0x 4.0x 4.0x
Shareholders' Equity $529 $705 $909 $1,142 $1,406 $1,703

Confidential
0.0x
0.2x
0.0x 0.0x 0.0x 0.0x
0.3x
0.1x
0.0x
0.3x
0.0x
1.6x
0.0x 0.0x
0.0x
0.9x
0.3x
0.0x
0.1x
0.0x
2.0x
4.0x
6.0x
8.0x
Jade A&F Chico's Urban
Outfitters
Aero
postale
Bebe Coldwater
Creek
Dress
Barn
Ann Taylor Talbots Children's
Place
Limited
Brands
American
Eagle
The Gap Guess? Carter's Polo Coach Under
Armour
1.9x
3.2x
2.9x
6.4x
5.3x
4.3x
3.8x 3.8x
3.4x
3.1x
2.8x
2.0x
1.0x
0.8x
2.2x
2.3x
2.4x
1.5x
1.6x
Other Peers Median: 3.0x
Selected Peers Median: 2.2x
0.0x
2.0x
4.0x
6.0x
8.0x
Jade A&F Chico's Urban
Outfitters
Aero
postale
Bebe Coldwater
Creek
Dress
Barn
Ann Taylor Talbots Children's
Place
Limited
Brands
American
Eagle
The Gap Guess? Carter's Polo Coach Under
Armour
DEBT CAPITALIZATION VS. PEERS
Source: Company Filings, Factset, IBES
Note: (1) Assumes annual rent expense capitalized at 8.0x
Selected Peers Other Peers Jade
DEBT/2010E EBITDA
ADJUSTED DEBT/2010E EBITDAR (1)

URBAN OUTFITTERS	Abercrombie &Fitch	AÉROPOSTALE [2]	chico's	RALPH LAUREN	COACH

Confidential
SIZING UP THE CAPITAL STRUCTURE
Source: Company filings, FactSet, 11/17/2010 Jade Management projections
Note: (1) Based on most recent filings
(2) On 11/15/2010, Aeropostale announced a $300MM share repurchase authorization, representing 13.2% of Aeropostale’s market capitalization at the time of announcement
(US$ in MM, except per share amounts)
(1)
Jade  Selected Peers
Company (FYE 2010)
Cash $367 $254 $618 $297 $22 $436 $596
Debt $0 $0 $82 $0 $0 $285 $25
Capitalized Leases at 8.0x 736 1,024 2,499 877 1,293 2,136 1,451
Adjusted Total Debt $736 $1,024 $2,580 $877 $1,293 $2,421 $1,476
Market Capitalization (Equity) $2,495 $6,280 $4,603 $2,431 $2,041 $10,663 $16,997
Total Capitalization $3,231 $7,304 $7,183 $3,309 $3,334 $13,085 $18,472
% Adjusted Debt 23% 14% 36% 27% 39% 19% 8%
% Equity 77% 86% 64% 73% 61% 81% 92%
Cash as % of:
Market Capitalization (Equity) 15.1% 4.0% 13.4% 12.2% 1.1% 4.1% 3.5%
Total Capitalization 11.6% 3.5% 8.6% 9.0% 0.7% 3.3% 3.2%

Confidential
PEER DIVIDEND YIELD AND PAYOUT RATIO
Source: Company Filings, Factset, Jade earnings based on IBES consensus
Selected Peers Other Peers Jade
FY2011E DIVIDEND PAYOUT RATIO
DIVIDEND YIELD (BASED ON FY2011E DIVIDEND PER SHARE)
0.01% 0.01% 0.03% 0.08% 0.08% 0.25% 0.19% 0.28% 0.10% 3.43% 0.39% 0.05% 0.17% 0.05% 0.04% 0.04% 0.05% 0.22% 0.05%
Yield Investors as
% Shareholders
0.0%
1.5%
1.4%
2.7%
1.9%
1.8%
1.6%
1.4%
1.1%
0.2%
0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0%
Other Peers Median: 1.6%
Selected Peers Median: 1.4%
0.0%
1.0%
2.0%
3.0%
Jade A&F Chico's Urban
Outfitters
Aero
postale
American
Eagle
The Gap Limited
Brands
Bebe Guess? Coach Polo Under
Armour
Dress Barn Carter's Children'sColdwater
Place Creek
Talbots Ann Taylor
0.0%
38.6%
20.9%
28.0%
69.0%
19.3%
20.3%
4.1%
0.0% 0.0% 0.0% 0.0%
19.0%
27.0%
0.0% 0.0% 0.0% 0.0% 0.0%
Other Peers Median: 20.9%
Selected Peers Median: 23.0%
0.0%
25.0%
50.0%
75.0%
Jade A&F Chico's Urban
Outfitters
Aero
postale
American
Eagle
The Gap Limited
Brands
Bebe Guess? Coach Polo Under
Armour
Dress Barn Carter's Children'sColdwater
Place Creek
Talbots Ann Taylor

Confidential
ANALYSIS OF ILLUSTRATIVE DIVIDEND INITIATION
Source: 11/17/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case.  Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
Dividend at 1.5% Yield
Fiscal Year 2010 FY2011E FY2012E FY2013E FY2014E FY2015E
Current Plan EPS $2.07 $2.43 $2.72 $3.09 $3.48 $3.89
% Growth 17.1% 12.2% 13.4% 12.7% 11.7%
Pro Forma EPS $2.07 $2.43 $2.72 $3.09 $3.48 $3.89
% Growth 17.1% 12.1% 13.4% 12.6% 11.7%
Implied Share Value at 15.0x $36.42 $40.84 $46.30 $52.16 $58.28
Present Value of Share Price at 13.0% Discount Rate $34.26 $34.00 $34.11 $34.00 $33.62
Yield 1.5% 1.5% 1.5% 1.5% 1.5%
Dividend Per Share (Future Value) $0.55 $0.61 $0.69 $0.78 $0.87
Total Dividends Paid (Future Value) $36 $41 $48 $55 $62
Total Implied Present Value at 13.0% Discount Rate $34.77 $35.02 $35.65 $36.05 $36.17
Payout Ratio 22.5% 22.5% 22.5% 22.5% 22.5%
Free Cash Flow $103 $129 $189 $217 $246
Ending Cash Balance 469 598 787 1,004 1,250
(US$ in MM, except per share amounts)

Confidential
ANALYSIS OF ILLUSTRATIVE DIVIDEND INITIATION: SENSITIVITY ANALYSIS
Source: 11/17/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case.  Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
Sensitivity Analysis
Fiscal Year FY2011E FY2012E FY2013E FY2014E FY2015E
Total Implied Present Value at 13.0% Discount Rate
Current Plan $34.77 $35.02 $35.65 $36.05 $36.17
2% Reduced Comp in 2011-2015 31.69 29.21 27.47 25.77 24.07
10% Reduced Comp in 2012 34.77 20.33 22.02 23.41 24.45
Free Cash Flow
Current Plan $103 $129 $189 $217 $246
2% Reduced Comp in 2011-2015 92 105 151 162 172
10% Reduced Comp in 2012 103 68 125 150 176
Ending Cash Balance
Current Plan $469 $598 $787 $1,004 $1,250
2% Reduced Comp in 2011-2015 458 563 714 876 1,048
10% Reduced Comp in 2012 469 537 663 813 989
(US$ in MM, except per share amounts)

Confidential
RECENT RETAIL INDUSTRY DIVIDEND INITIATION ANNOUNCEMENTS
Source: Factset, CapitalIQ, Company filings
Notes: (1) Based on next twelve months consensus EPS at time of announcement
(2) At announcement date
(3) Relative to XRT
(4) Adjusted for 2 for 1 stock split
(4)
DIVIDEND ANNUALIZED
RELATIVE PRICE PERFORMANCE
(3)
COMPANY
ANNOUNCEMENT
DATE
DIVIDEND PER
SHARE
YIELD AT
ANNOUNCEMENT
PAYOUT RATIO AT
ANNOUNCEMENT
(1)
LT GROWTH
RATE (2) 1-DAY 1-MONTH 6-MONTHS
Apr-10 $0.28 3.6% 98.2% 13.5% 10.8% (3.4%) (15.8%)
Feb-10 0.16 1.2% 20.8% 15.0% (1.9%) (13.3%) (39.4%)
Apr-09 0.30 1.4% 12.9% 15.0% 11.8% 29.1% 43.4%
Feb-07 0.24 0.6% 8.0% 16.0% 11.6% 9.9% 41.9%
MEAN
1.7% 35.0% 14.9% 8.1% 5.6% 7.5%
MEDIAN
1.3% 16.9% 15.0% 11.2% 3.3% 13.0%
Potential Jade (FY2011E) $0.55 1.5% 22.5% 15.2%

Hot Topic	Apr-10	"On the stock, we expect a nicely positive reaction to the dividend and sales news tomorrow, and we are becoming more optimistic that a rising tide of teen spending will also lift Hot Topic's boat." - William Blair
chico's	Feb-10	"We are also positive on CHS's decision to initiate a new cash dividend of $0.04 a share likely yielding a return to shareholders of ~$30mm annually." - Citigroup "The dividend announcement highlights management's confidence in CHS's financial condition and cash flow generation." - Susquehanna
COACH	Apr-09	"Management introduced a 30c annual dividend with today's results and repurchased $50m of stock in the quarter. These events signal management's confidence in the company's liquidity, balance sheet, cash flow generation and long-term outlook." - Jefferies "Coach initiated an annual dividend of $0.30 per share to convey financial strength and increase shareholder return." - Bank of America ML "COH announced an annual cash dividend of $0.30 per share. We believe this is a good use of cash, and remain confident that the Company's balance sheet strength will be able to support the dividend along with continued share repurchases." - Thomas Weisel Partners
GUESS BY MARCIANO	Feb-07	"The company also initiated a quarterly dividend of $0.12 per share, further evidence of the company's strong financial position" - CIBC

14 Confidential RECENT RETAIL INDUSTRY DIVIDEND INITIATION ANNOUNCEMENTS (CONTINUED) Source: Company filings, Wall Street research COMPANY DATE COMMENTARY

Confidential
SHAREHOLDER BASE BY INVESTMENT STYLE
55.52%
42.56%
23.86%
47.93%
33.10%
39.78%
49.17%
23.83%
22.00%
38.61%
17.64%
35.91%
37.34%
30.07%
10.57%
22.38%
22.18%
21.61%
16.98%
11.15%
8.69%
10.07%
13.05%
15.27%
12.79%
13.62%
11.68%
11.99%
0.08% 0.05%
0.01% 0.01% 0.08% 0.03%
0.39%
0%
20%
40%
60%
80%
100%
Jade Abercombie &
Fitch
Aeropostale Chico's Coach Polo RL Urban Outfitters
Growth GARP Value Index Yield
Source: Factset
Notes: (1) Includes Growth and Aggressive Growth
(2) Includes Value and Deep Value
(1) (2)

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK
$200MM BUYBACK EXECUTED IN FY2010
Source: 11/17/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Fiscal Year FY2010E FY2011E FY2012E FY2013E FY2014E FY2015E
Share Repurchase Amount $200 $0 $0 $0 $0 $0
Share Repurchase Price at 15% Premium $41.96 $45.08 $50.50 $57.19 $64.36 $71.84
Shares Acquired (MM) 4.8 0.0 0.0 0.0 0.0 0.0
% of Shares Outstanding 7% 0% 0% 0% 0% 0%
Current Plan EPS $1.91 $2.07 $2.43 $2.72 $3.09 $3.48 $3.89
% Growth 8.6% 17.1% 12.2% 13.4% 12.7% 11.7%
Pro Forma EPS $1.91 $2.24 $2.61 $2.93 $3.32 $3.73 $4.16
% Accretion 7.8% 7.6% 7.5% 7.4% 7.2% 7.1%
% Growth 17.0% 16.9% 12.0% 13.3% 12.5% 11.6%
Implied Share Value at 15.0x $33.53 $39.20 $43.91 $49.73 $55.96 $62.47
Remaining Equity Value (93%) $31.10 $39.20 $43.91 $49.73 $55.96 $62.47
Buyback Value (7%) 3.04 0.00 0.00 0.00 0.00 0.00
Total Blended Value $34.14 $39.20 $43.91 $49.73 $55.96 $62.47
Present Value at 13.0% Discount Rate 34.14 36.88 36.56 36.64 36.49 36.04
Free Cash Flow ($73) $139 $170 $237 $271 $308
Ending Cash Balance 167 306 475 712 983 1,292
$200MM Buyback Executed In FY2010 (15.0x Multiple, 15% Premium)

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK
$200MM BUYBACK EXECUTED IN FY2010: SENSITIVITY ANALYSIS
Source: 11/17/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Fiscal Year FY2010E FY2011E FY2012E FY2013E FY2014E FY2015E
Total Implied Present Value at 13.0% Discount Rate
Current Plan $34.14 $36.88 $36.56 $36.64 $36.49 $36.04
2% Reduced Comp in 2011-2015 34.14 33.61 30.44 28.12 25.88 23.67
10% Reduced Comp in 2012 34.14 36.88 20.98 22.44 23.55 24.28
Free Cash Flow
Current Plan ($73) $139 $170 $237 $271 $308
2% Reduced Comp in 2011-2015 (73) 124 139 187 201 213
10% Reduced Comp in 2012 (73) 139 92 154 185 218
Ending Cash Balance
Current Plan $167 $306 $475 $712 $983 $1,292
2% Reduced Comp in 2011-2015 167 291 430 618 818 1,032
10% Reduced Comp in 2012 167 306 397 552 737 955
Sensitivity Analysis

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK
$200MM BUYBACK EXECUTED FY2011 – FY2015
Source: 11/17/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Fiscal Year FY2011E FY2012E FY2013E FY2014E FY2015E
Share Repurchase Amount $40 $40 $40 $40 $40
Share Repurchase Price at 0% Premium $37.02 $42.11 $48.31 $54.98 $61.97
Shares Acquired (MM) 1.1 0.9 0.8 0.7 0.6
% of Shares Outstanding 2% 1% 1% 1% 1%
Current Plan EPS $2.43 $2.72 $3.09 $3.48 $3.89
% Growth 17.1% 12.2% 13.4% 12.7% 11.7%
Pro Forma EPS $2.47 $2.81 $3.22 $3.67 $4.13
% Accretion 1.6% 3.1% 4.3% 5.4% 6.3%
% Growth 19.0% 13.7% 14.7% 13.8% 12.7%
Implied Share Value at 15.0x $37.02 $42.11 $48.31 $54.98 $61.97
Present Value at 13.0% Discount Rate $34.83 $35.05 $35.59 $35.84 $35.75
Free Cash Flow $99 $130 $197 $231 $268
Ending Cash Balance 466 596 792 1,024 1,292
$200MM Buyback Executed FY2011 – FY2015 (15.0x Multiple, No Premium)

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK
$200MM BUYBACK EXECUTED FY2011 – FY2015: SENSITIVITY ANALYSIS
Source: 11/17/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Sensitivity Analysis
Fiscal Year FY2011E FY2012E FY2013E FY2014E FY2015E
Total Implied Present Value at 13.0% Discount Rate
Current Plan $34.83 $35.05 $35.59 $35.84 $35.75
2% Reduced Comp in 2011-2015 31.79 29.32 27.54 25.74 23.89
10% Reduced Comp in 2012 34.83 20.34 22.21 23.70 24.77
Free Cash Flow
Current Plan $99 $130 $197 $231 $268
2% Reduced Comp in 2011-2015 85 99 147 161 173
10% Reduced Comp in 2012 99 52 115 145 178
Ending Cash Balance
Current Plan $466 $596 $792 $1,024 $1,292
2% Reduced Comp in 2011-2015 451 551 698 859 1,032
10% Reduced Comp in 2012 466 517 632 777 955

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK AND DIVIDEND INITIATION
$200MM BUYBACK EXECUTED FY2011 – FY2015, 1.5% DIVIDEND YIELD
Source: 11/17/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Fiscal Year FY2011E FY2012E FY2013E FY2014E FY2015E
Share Repurchase Amount $40 $40 $40 $40 $40
Share Repurchase Price at 0% Premium $37.02 $42.09 $48.29 $54.95 $61.93
Shares Acquired (MM) 1.1 1.0 0.8 0.7 0.6
% of Shares Outstanding 2% 1% 1% 1% 1%
Current Plan EPS $2.43 $2.72 $3.09 $3.48 $3.89
% Growth 17.1% 12.2% 13.4% 12.7% 11.7%
Pro Forma EPS $2.47 $2.81 $3.22 $3.66 $4.13
% Accretion 1.6% 3.0% 4.3% 5.3% 6.2%
% Growth 19.0% 13.7% 14.7% 13.8% 12.7%
Implied Share Value at 15.0x $37.02 $42.09 $48.29 $54.95 $61.93
Present Value at 13.0% Discount Rate $34.82 $35.04 $35.58 $35.83 $35.73
Yield 1.5% 1.5% 1.5% 1.5% 1.5%
Dividend Per Share (Future Value) $0.56 $0.63 $0.72 $0.82 $0.93
Dividends Paid (Future Value) $36 $41 $48 $55 $62
Total Implied Present Value at 13.0% Discount Rate $35.35 $36.09 $37.16 $37.94 $38.39
Payout Ratio 22.5% 22.5% 22.5% 22.5% 22.5%
Free Cash Flow $63 $89 $149 $177 $206
Ending Cash Balance 429 518 667 844 1,049
$200MM Buyback Executed FY2011 – FY2015 (15.0x Multiple, No Premium), Dividend at 1.5% Yield

Confidential
ANALYSIS OF ILLUSTRATIVE SHARE BUYBACK AND DIVIDEND INITIATION
$200MM BUYBACK EXECUTED FY2011 – FY2015, 1.5% DIVIDEND YIELD: SENSITIVITY ANALYSIS
Source: 11/17/2010 Jade Management projections
Note: Jade’s current $200MM revolving credit facility would remain fully undrawn in the above case. Assumes that at or before maturity on 5/4/2013, facility would be refinanced at same terms as current facility.
Borrowing base calculated as 90% of credit card receivables plus 85% of inventory plus real property minus reserves. Under current facility and under certain conditions, maximum size of $200MM can be expanded to
$250MM.  Assumes 0.15% cost of cash
(US$ in MM, except per share amounts)
Sensitivity Analysis
Fiscal Year FY2011E FY2012E FY2013E FY2014E FY2015E
Total Implied Present Value at 13.0% Discount Rate
Current Plan $35.35 $36.09 $37.16 $37.94 $38.39
2% Reduced Comp in 2011-2015 32.27 30.23 28.86 27.44 25.94
10% Reduced Comp in 2012 35.35 21.16 23.36 25.20 26.64
Free Cash Flow
Current Plan $63 $89 $149 $177 $206
2% Reduced Comp in 2011-2015 52 65 111 122 132
10% Reduced Comp in 2012 63 28 85 110 136
Ending Cash Balance
Current Plan $429 $518 $667 $844 $1,049
2% Reduced Comp in 2011-2015 418 483 594 716 848
10% Reduced Comp in 2012 429 457 543 653 788

Confidential
RETURN ON EQUITY COMPARISON
Source: Company filings, FactSet, 11/17/2010 Jade Management projections
(US$ in MM, except per share amounts)
Return on Equity Comparison
FY2007A - FY2009A
Average FY2010E FY2011E FY2012E FY2013E FY2014E FY2015E
Current Plan
Net Income $137 $161 $184 $212 $243 $276
Book Value of Equity 529 705 909 1,142 1,406 1,703
Return on Equity 42.4% 25.8% 22.8% 20.2% 18.6% 17.3% 16.2%
Pro Forma Return on Equity
Ongoing Dividend at 1.5% Yield 25.8% 24.1% 22.1% 20.9% 19.8% 18.9%
One-Time Buyback ($200MM, 15% Premium) 41.5% 31.8% 25.9% 22.5% 20.2% 18.4%
5 Year Buyback ($200MM, No Premium) 25.8% 24.2% 22.2% 20.8% 19.5% 18.4%
25.8% 25.6% 24.5% 23.7% 22.8% 21.9%
5 Year Buyback ($200MM, No Premium),
Ongoing Dividend at 1.5% Yield

Limitedbrands
AÉROPOSTALE
dressbarn
RadioShack.
chico's
Limitedbrands
GAP
AÉROPOSTALE
GYMBOREE
[illegible]
COACH
GUESS
TIFFANY & CO.

Confidential
RECENT RETAIL INDUSTRY SHARE REPURCHASE PROGRAM ANNOUNCEMENTS
Source: Factset, CapitalIQ, Company filings
Notes: (1) Includes cash and cash equivalents
(2) At announcement date
(3) Relative to XRT
(4) LTD authorized a $200MM share repurchase program, $53MM of which remained from the previous $200MM repurchase program announced in March.  In addition, the company declared a special dividend of $3.00 per share, which represented an approximate $1Bn return of capital to shareholders.  The combination of the two represents roughly 11% of market capitalization, and 86% of cash
(5) Executed under $500MM share repurchase program authorized on 8/18/2010
RELATIVE PRICE PERFORMANCE
(3)
COMPANY DATE SIZE ($MM)
SIZE AS A % OF
MARKET CAP
SIZE AS A %
CASH
(1)
LT GROWTH
RATE
(2)
1-DAY 1-MONTH 6-MONTHS
Nov-10 147 1.4% 11.3% 15.0% 0.6% NA NA
Nov-10 300 13.2% 100.9% 11.0% 3.1% NA NA
Sep-10 100 5.3% 30.7% 12.0% (1.1%) (9.1%) NA
Aug-10 300 12.9% 32.1% 8.0% (1.8%) 0.7% NA
Aug-10 200 12.1% 41.0% 15.0% 8.7% 10.7% NA
Mar-10 200 2.5% 11.1% 12.5% 3.3% 7.3% 11.1%
Feb-10 1,000 7.1% 38.9% 12.0% (0.3%) 2.9% (15.2%)
Dec-09 250 12.5% 87.5% 15.0% 4.3% 15.1% 38.6%
Nov-09 40 3.2% 18.9% 12.0% 2.6% 4.4% (3.5%)
Nov-09 225 5.0% 24.3% 15.0% 1.3% 2.7% (8.5%)
Aug-08 1,000 10.5% 143.1% 15.0% 5.7% (7.5%) (12.7%)
Mar-08 200 5.9% 72.6% 25.5% 2.0% 7.8% 14.1%
Jan-08 500 9.9% 127.8% 12.5% 1.1% (6.0%) 9.4%
MEAN
8.4% 60.7% 13.8% 2.4% 2.6% 4.2%
MEDIAN
8.5% 40.0% 12.5% 2.3% 2.9% 2.9%
(5)
(4)

AÉROPOSTALE

RadioShack.

chico's

Limitedbrands

AÉROPOSTALE

GYMBOREE

RALPH LAUREN

Confidential
RECENT RETAIL INDUSTRY SHARE REPURCHASE PROGRAM ANNOUNCEMENTS (CONTINUED)
Source: Company filings, Wall Street research
COMPANY DATE COMMENTARY
Nov-10
"The material share buyback allows us to maintain our bottom line projections but become even more conservative in our margin and comp assumptions, allowing the company to continue to register strong returns in a period of tough competition and material AUR pressures.  We continue to view Aeropostale as the key winner in the teen segment and believe that our projections will now prove even more conservative when the teen segment returns to some level of AUR stability." - Brean
Murray
Aug-10
"We favorably view management’s decision to increase shareholder returns through share repurchases, however we remain cautious as RSH’s non-wireless categories remain pressured." - Bank of America ML
Aug-10
"The newly authorized $200M share repurchase program is a notable positive to the stock, especially on the heels of a quarterly dividend initiation in February '10.
We believe the company's strong balance sheet, with $500m in net cash (>30% of market cap) and a ~10% FCF yield provide meaningful downside protection." -
Jefferies
"Chico’s announced that the Board has authorized a $200mn share repurchase program. With quarter-end cash and equivalents of $487mn ($2.73 per share) and projected F2010 free cash flow of $98mn, we view this buyback program favorably and are modeling $40mn in buybacks this year. The company has not bought back its stock since Q206." - Bank of America ML
Mar-10
"We expect the stock to react favorably near-term to news of a new share buyback authorization and special dividend. Of the two, we view the special dividend as the positive surprise." - Morgan Stanley
"We view the buyback and the dividend as a positive for the stock as they are a reflection of ongoing stabilization at Limited and management's commitment to return cash to shareholders." - Bank of America ML
Dec-09
"We view ARO's increased share repurchase authorization announced last night after the market close as an important indication that ARO's Board of Directors and management team remain confident in current business trends and the company's long-term positioning and growth potential. With the shares trading at a significant discount to the peer group average, and with our belief that investors are continuing to misinterpret the impact of y/y changes in calendar and promotional patterns, we remain buyers of the stock." - Longbow Research
"We suspect management is both looking to be opportunistic (their last buyback authorization in November 2007 proved well timed with shares up 46% in the subsequent 6 months) and send a message to investors on their confidence in the business." - Goldman Sachs
Nov-09
"We believe $40 million was a conservative start and still leaves ample cash for other strategic initiatives including store growth plans or, in time, additional share repurchase programs given our expectation of continued strong free cash flow of over $4.00 in CY10" - MKM Partners
"By announcing a stock repurchase of $40M over the next year (about 1M shares at the current price), GYMB’s board is sending a message of confidence to the markets in its ability to generate enough cash even in an economic downturn to invest in its core business and in its new avenues of growth as well as have a cushion for these tough times." - Carris & Co.
Nov-09
"We believe shares should trade higher on this news, as the increased buyback authorization provides another leg to power EPS acceleration as cash flow mounts." -
Goldman Sachs

Confidential
CEO LIQUIDITY OPTIONS
Dividend
Buyback
–
Tender or Dutch auction more practical than open
market purchase authorization or accelerated share
buyback
10b-5-1 Plan
Block trade during open trading window
Margin loan
Derivatives contracts
With Company Capital Without Company Capital